EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2021 Third Quarter Results

HUNTINGTON BEACH, Calif., Oct. 21, 2021 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its fiscal 2021 third quarter that ended Tuesday, September 28, 2021.

Third Quarter 2021 Highlights Compared to Third Quarter 2020

  Total revenues increased 41.9% to $282.2 million
  Total restaurant operating weeks increased 1.7%
  Comparable restaurant sales improved 41.8%
  Net loss of $2.2 million compared to $6.6 million and diluted net loss per share of $0.09 compared to $0.30
    Third quarter 2021 includes a $3.1 million pretax, or $0.10 per share, benefit related to the Employee Retention Tax Credit in conjunction with the CARES Act and a $2.2 million pretax, or $0.07 per share, impairment charge for one restaurant.
    Third quarter 2020 includes a $1.9 million pretax, or $0.07 per share, gain related to a sale-leaseback transaction and a $2.3 million pretax, or $0.07 per share, gain related to a settlement with credit card providers pertaining to interchange fees and a settlement related to the repair of handheld tablets.
  Adjusted EBITDA of $16.4 million, compared to $6.6 million

“I am proud of the resilience of our restaurant teams during this continued challenging operating environment, as their unwavering commitment to our Gold Standard of Operational Excellence continues to create memorable experiences for our guests during every visit,” commented Greg Levin, Chief Executive Officer and President. “We entered the quarter encouraged by positive July comparable restaurant sales across our portfolio, compared to the same period in 2019. However, we experienced the same pullback of sales as the entire industry from the spread of the COVID-19 Delta variant that began in August. The COVID resurgence also exacerbated staffing related challenges during the quarter and resulted in reduced dining room capacities and limited menus and hours in certain locations. As a result, we finished the third quarter with comparable restaurant sales down 0.5%, compared to the same period in 2019. Additionally, pandemic induced supply chain shortages caused rapid commodity food cost inflation, resulting in lower than anticipated restaurant operating margins.

“Staffing remains a major driver of BJ’s performance and our greatest opportunity to grow sales. Our restaurants operating close to 2019 staffing levels generated mid-single digit positive comparable restaurant sales in the third quarter, as compared to the same period in 2019, and continue generating positive comparable restaurant sales in October. Looking forward, as our staffing levels improve, we expect sales to benefit as we seat more tables, expand back to pre-pandemic hours, and return all of our restaurants to full menus by early November. We continue to operate with an offensive mindset focused on top line growth, while managing through the industry labor, inflation and supply chain challenges triggered by the pandemic to provide leverageable opportunities to grow the BJ’s business profitably,” continued Levin.

The Company re-opened its Richmond, Virginia restaurant in August and currently plans to open at least eight restaurants in fiscal 2022. “The two new restaurants we opened this year, Lansing, Michigan and Merrillville, Indiana, both continue to perform above our high expectations and generated sales of $119,000 and $114,000, respectively, in our most recent week or more than 10% higher than our system on average. We remain confident that there is capacity for at least 425 BJ’s restaurants domestically and we are focused on executing our national expansion plan in a careful and controlled manner that balances new restaurant growth with top-tier locations, new restaurant quality, and hospitality our guests know and love,” concluded Levin.

Investor Conference Call and Webcast

BJ’s Restaurants, Inc. will conduct a conference call on its third quarter 2021 earnings release today, October 21, 2021, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.

BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots where craft matters. BJ’s broad menu has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 212 casual dining restaurants in 29 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. All restaurants offer dine-in, take-out, delivery and large party catering. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margins, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of the COVID-19 pandemic on our restaurant sales and operations, labor and staffing, customer traffic, our supply chain and the ability of our suppliers to continue to timely deliver food and other supplies necessary for the operation of our restaurants, the ability to manage costs and reduce expenditures and the availability of additional financing, (ii) our ability to manage new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vi) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (viii) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (ix) restaurant and brewery industry competition, (x) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xi) consumer spending trends in general for casual dining occasions, (xii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiv) trademark and service-mark risks, (xv) government regulations and licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives, (xxii) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Tom Houdek of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands except for per share data)

	Third Quarter Ended				Nine Months Ended
	September 28, 2021		September 29, 2020		September 28, 2021		September 29, 2020
Revenues	$282,180	100.0%	$198,887	100.0%	$795,770	100.0%	$581,506	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	76,647	27.2	48,938	24.6	208,382	26.2	144,732	24.9
Labor and benefits	105,023	37.2	74,576	37.5	290,921	36.6	229,929	39.5
Occupancy and operating	68,876	24.4	56,401	28.4	196,271	24.7	163,513	28.1
General and administrative	17,293	6.1	15,250	7.7	49,586	6.2	41,330	7.1
Depreciation and amortization	18,224	6.5	18,037	9.1	54,660	6.9	54,735	9.4
Restaurant opening	375	0.1	128	0.1	1,224	0.2	823	0.1
Loss on disposal and impairment of assets	2,700	1.0	177	0.1	3,225	0.4	14,502	2.5
Gain on lease transactions, net	-	-	(1,940)	(1.0)	-	-	(1,940)	(0.3)
Total costs and expenses	289,138	102.5	211,567	106.4	804,269	101.1	647,624	111.4
Loss from operations	(6,958)	(2.5)	(12,680)	(6.4)	(8,499)	(1.1)	(66,118)	(11.4)

Other (expense) income:
Interest expense, net	(1,047)	(0.4)	(1,639)	(0.8)	(4,043)	(0.5)	(5,052)	(0.9)
Gain from legal settlements	-	-	2,284	1.1	-	-	2,284	0.4
Other income, net	446	0.2	624	0.3	748	0.1	580	0.1
Total other (expense) income	(601)	(0.2)	1,269	0.6	(3,295)	(0.4)	(2,188)	(0.4)
Loss before income taxes	(7,559)	(2.7)	(11,411)	(5.7)	(11,794)	(1.5)	(68,306)	(11.7)

Income tax benefit	(5,383)	(1.9)	(4,827)	(2.4)	(12,846)	(1.6)	(28,505)	(4.9)
Net (loss) income	$(2,176)	(0.8)%	$(6,584)	(3.3)%	$1,052	0.1%	$(39,801)	(6.8)%

Net (loss) income per share:
Basic	$(0.09)		$(0.30)		$0.05		$(1.92)
Diluted	$(0.09)		$(0.30)		$0.04		$(1.92)

Weighted average number of shares outstanding:
Basic	23,290		22,280		23,154		20,777
Diluted	23,290		22,280		24,054		20,777

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)
	September 28, 2021 (unaudited)	December 29, 2020
Cash and cash equivalents	$59,815	$51,664
Total assets	$1,041,161	$1,059,424
Total debt	$71,800	$116,800
Shareholders’ equity	$335,462	$293,788

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	September 28, 2021		September 29, 2020		September 28, 2021		September 29, 2020
Stock-based compensation (1)
Labor and benefits	$641	0.2%	$707	0.4%	$2,171	0.3%	$2,028	0.3%
General and administrative	1,808	0.6	2,312	1.2	5,261	0.7	4,774	0.8
Total stock-based compensation	$2,449	0.9%	$3,019	1.5%	$7,432	0.9%	$6,802	1.2%
Operating Data
Comparable restaurant sales % change	41.8%		(30.2)%		35.8%		(34.5)%
Restaurants opened during period	-		-		2		1
Restaurants open at period-end (2)	212		208		212		208
Restaurant operating weeks	2,750		2,704		8,198		8,097

                        (1)   Percentages represent percent of total revenues.
                        (2)   The Company owned and operated 209 restaurants as of September 29, 2020, of which one was temporarily closed due to the COVID-19 pandemic.

Note Regarding Non-GAAP Financial Measures

The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company’s results of operations in conjunction with corresponding GAAP measures.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures

To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company’s financial results for third quarter 2021, which may be accessed via the Company’s website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net (loss) income and (ii) non-GAAP adjusted diluted net (loss) income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses or gains. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

For the third quarter and nine months ended September 28, 2021, adjusted net (loss) income and non-GAAP adjusted diluted net (loss) income per share excludes the Employee Retention Tax Credit in conjunction with the CARES Act and restaurant related impairment charges for one restaurant.

For the third quarter ended September 29, 2020, adjusted net (loss) income and non-GAAP adjusted diluted net (loss) income per share excludes the net gain on lease transactions and the gain related to legal settlements. For the nine months ended September 29, 2020, non-GAAP adjusted net (loss) income and non-GAAP adjusted diluted net (loss) income per share excludes the net gain on lease transactions, the gain related to legal settlements, and restaurant impairment charges related to four restaurants.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Third Quarter Ended
	September 28, 2021			September 29, 2020
	$	%	Per Share	$	%	Per Share
Net loss & diluted net loss per share, as reported	$(2,176)	(0.8)%	$(0.09)	$(6,584)	(3.3)%	$(0.30)
Gain on lease transactions, net	-	-	-	(1,940)	(1.0)	(0.09)
Gain from legal settlements	-	-	-	(2,284)	(1.1)	(0.10)
Employee Retention Tax Credit (1)	(3,139)	(1.1)	(0.13)	-	-	-
Restaurant related impairment charge (2)	2,153	0.8	0.09	-	-	-
Tax effect – Gain on lease transactions, net (3)	-	-	-	477	0.2	0.02
Tax effect – Gain from legal settlements (3)	-	-	-	562	0.3	0.03
Tax effect – Employee Retention Tax Credit (3)	772	0.3	0.03	-	-	-
Tax effect – Restaurant related impairment charge (3)	(530)	(0.2)	(0.02)	-	-	-
Non-GAAP adjusted net loss & diluted net loss per share	$(2,920)	(1.0)%	$(0.13)	$(9,769)	(4.9)%	$(0.44)

	Nine Months Ended
	September 28, 2021			September 29, 2020
	$	%	Per Share	$	%	Per Share
Net income (loss) & diluted net income (loss) per share, as reported	$1,052	0.1%	$0.04	(39,801)	(6.8)%	$(1.92)
Gain on lease transactions, net	-	-	-	(1,940)	(0.3)	(0.09)
Gain from legal settlements	-	-	-	(2,284)	(0.4)	(0.11)
Employee Retention Credit tax credit (1)	(3,139)	(0.4)	(0.13)	-	-	-
Restaurant related impairment charge (2)	2,153	0.3	0.09	12,009	2.1	0.58
Tax effect – Gain on lease transactions, net (3)	-	-	-	477	0.1	0.02
Tax effect – Gain from legal settlements (3)	-	-	-	562	0.1	0.03
Tax effect – Employee Retention Tax Credit (3)	772	0.1	0.03	-	-	-
Tax effect – Restaurant related impairment charge (3)	(530)	(0.1)	(0.02)	(2,954)	(0.5)	(0.14)
Non-GAAP adjusted net income (loss) & diluted net income (loss) per share	$308	-%	$0.01	$(33,931)	(5.8)%	$(1.63)

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

      (1)   Included in “Labor and benefits” on the Consolidated Statements of Operations.
      (2)   Included in “Loss on disposal and impairment of assets” on the Consolidated Statements of Operations.
      (3)   The tax effect is based on the Company’s annual effective tax rate of 24.6% for the nine months ended September 28, 2021 and September 29, 2020.

Restaurant Level Operating Margin

Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure primarily includes the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of loss from operations to restaurant level operating margin for the third quarter and nine months ended September 28, 2021 and September 29, 2020 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	September 28, 2021		September 29, 2020		September 28, 2021		September 29, 2020
Loss from operations	$(6,958)	(2.5)%	$(12,680)	(6.4)%	$(8,499)	(1.1)%	$(66,118)	(11.4)%
General and administrative	17,293	6.1	15,250	7.7	49,586	6.2	41,330	7.1
Depreciation and amortization	18,224	6.5	18,037	9.1	54,660	6.9	54,735	9.4
Restaurant opening	375	0.1	128	0.1	1,224	0.2	823	0.1
Loss on disposal and impairment of assets	2,700	1.0	177	0.1	3,225	0.4	14,502	2.5
Gain on lease transactions, net	-	-	(1,940)	(1.0)	-	-	(1,940)	(0.3)
Restaurant level operating margin	$31,634	11.2%	$18,972	9.5%	$100,196	12.6%	$43,332	7.5%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net (loss) income adjusted for certain expenses and gains/losses detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of net (loss) income to adjusted EBITDA for the third quarter and nine months ended September 28, 2021 and September 29, 2020 is set forth below:

Supplemental Financial Information – Net (Loss) Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Third Quarter Ended				Nine Months Ended
	September 28, 2021		September 29, 2020		September 28, 2021		September 29, 2020
Net (loss) income	$(2,176)	(0.8)%	$(6,584)	(3.3)%	$1,052	0.1%	$(39,801)	(6.8)%
Interest expense, net	1,047	0.4	1,639	0.8	4,043	0.5	5,052	0.9
Income tax benefit	(5,383)	(1.9)	(4,827)	(2.4)	(12,846)	(1.6)	(28,505)	(4.9)
Depreciation and amortization	18,224	6.5	18,037	9.1	54,660	6.9	54,735	9.4
Stock-based compensation expense	2,449	0.9	3,019	1.5	7,433	0.9	6,802	1.2
Other income, net	(446)	(0.2)	(624)	(0.3)	(748)	(0.1)	(580)	(0.1)
Loss on disposal and impairment of assets	2,700	1.0	177	0.1	3,225	0.4	14,502	2.5
Gain from legal settlements	-	-	(2,284)	(1.1)	-	-	(2,284)	(0.4)
Gain on lease transactions, net	-	-	(1,940)	(1.0)	-	-	(1,940)	(0.3)
Adjusted EBITDA	$16,415	5.8%	$6,613	3.3%	$56,819	7.1%	$7,981	1.4%

Percentages above represent percent of total revenues and may not reconcile due to rounding.